EXHIBIT 10.1
SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
THIS SECOND AMENDMENT TO THE EMPLOYMENT AGREEMENT entered into as of May 23, 2005 (the “Agreement”) by and between Commercial Metals Company, a Delaware corporation (the “Employer”), and Murray R. McClean (the “Executive”), and first amended as of September 1, 2006, is made this 7th day of April, 2009.
RECITALS:
     WHEREAS, the Employer and the Executive entered into the Agreement as of May 23, 2005; and
     WHEREAS, the Employer and the Executive amended the Agreement in recognition of Executive’s promotion to the position of Chief Executive Officer of the Employer effective September 1, 2006; and
     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Employer and Executive agree to further amend the Agreement as follows:
     Sections 3. Duration, 5.(a) Salary, and 7.(d) Termination Without Cause by Employer or For Good Reason by Executive Within Twelve Months Following a Change of Control are hereby omitted in their entirety, and the following revised Sections 3., and 5.(a), and 7.(d) are substituted therefore:
     3. Duration. This Agreement shall, unless terminated pursuant to its terms, continue through August 31, 2010. Unless Executive or Employer gives notice of his or its intent not to renew this Agreement no later than ninety (90) days prior to its expiration, this Agreement shall automatically continue in effect for successive additional one (1) year terms subject to all other terms and conditions contained herein.
     5.(a) Salary. Executive shall receive an annual base salary of not less than seven hundred thousand dollars ($700,000.00) during the term of this Agreement. This salary may be increased at the sole discretion of the Compensation Committee of Employer’s Board of Directors, but cannot be decreased without Executive’s written consent. Notwithstanding the foregoing, the Executive may voluntarily decrease his salary at any time.
     7.(d) Termination Without Cause by Employer or For Good Reason by Executive Within Twelve Months Following a Change of Control. If, within twelve months following a Change in Control, Executive’s employment is terminated by the Employer for any reason other than for Cause, Death or Disability or if Executive terminates employment for Good Reason during such twelve (12) month period, Executive shall be entitled to the following:

     (i) lump sum payment of two times Executive’s then current annual base salary;
     (ii) a cash payment in lieu of Bonus equal to two times the average annual Bonus received by Executive for the five year period ended with Employer’s last complete fiscal year prior to the Change of Control; and
     (iii) all those additional amounts described above in 7(a)ii, iii, iv and v; and
     (iv) a continuation of Welfare Benefit Plans (as those terms are defined in the Company’s form Executive Employment Continuity Agreement, a copy of which was filed with the Securities and Exchange Commission as Exhibit 10.1 to Commercial Metals Company’s Form 10 Q for the quarter ended February 28, 2006 (the “EECAs”)), in which the Executive or his dependents are participating immediately prior to the Termination date. The Executive’s participation in the Welfare Benefit Plans shall be for twenty four (24) months under terms at least as favorable to the executive as those contained in the EECAs.
     Except to the extent specifically amended as provided herein, the Agreement is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall be and remain in full force and effect for any and all purposes. From and after the date of this Second Amendment, any and all references to the Agreement shall refer to the Agreement as hereby amended.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

/s/ Murray R. McClean
MURRAY R. McCLEAN

COMMERCIAL METALS COMPANY
BY:	/s/ Robert R. Womack
ROBERT R. WOMACK
Lead Outside Director and Chairman of the Compensation Committee of the Board of Directors